EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this annual report on Form 10-K of Earle M. Jorgensen Company (“EMJ”) for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Neil McCaffery, as Chief Executive Officer and President of EMJ, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) Information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of EMJ.
Date: June 28, 2006

/s/ R. Neil McCaffery

Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to EMJ and will be retained by EMJ and furnished to the Securities and Exchange Commission or its staff upon request.